                                                                     Exhibit 3.1

            [stamp:] 14 12 98  00 4087


                                      COPY

                                     OF THE

         ARTICLES OF INCORPORATION OF A SINGLE-SHAREHOLDER CORPORATION

                                     named:

                 "TELEFONICA COMUNICACIONES INTERACTIVAS, S.A."


[2 sets of script initials/signatures]


                                   [emblem]


[partially legible rubber stamp dated December 11, 1998]


                             JOSE A. ESCARTIN IPIENS

                                     NOTARY


      [script:] 11 16 17 98


Office:

Goya, 61 - 2 Piso [floor]                 91 575 58 47

      [obscured address and telephone numbers]

      [stamp:] Commercial Register of Madrid,  Entry No. 1,196, Logbook
               836 -1196, Time 10:46 a.m., Date 12/14/98, Submittal 12/4087

                                  27.04.12.1998

                                                2Q1539283

[official, stamped paper, with tax stamp with coat of arms of Spain]

        [rubber stamp:] Jose A. Escartin Ipiens,  Notary
        [illegible telephone numbers and Madrid address]

      NUMBER: FIVE THOUSAND TWO HUNDRED AND SEVENTY-SIX

      In Madrid, on the fourth day of December in the year nineteen hundred and ninety-eight,

      Before me, JOSE ANTONIO ESCARTIN IPIENS, notary belonging to the Association of Notaries of Madrid and residing in the said capital city,

      THERE APPEARS:

      MR. JOSE MARIA MAS MILLET, of legal age, married, of Spanish nationality, a resident of Madrid, with professional domicile at Gran Via, No. 28,

      With National Identity Document No. 22.619.261-A.

      HE IS APPEARING:

      In the name of and representing "TELEFONICA, S.A.", domiciled in Madrid at Gran Via 28, with Taxpayer's Identification No. A/28/015865, incorporated for an unlimited time under the name of "Compania Telefonica Nacional de Espana S.A." in a recorded document made before the former notary of Madrid, Mr. Alejandro Rosello Pastor, on April 19, 1924, and which had its charter/bylaws modified by other, subsequent recorded documents, changing its name to "Telefonica de Espana S.A." in the recorded document made before Mr. Juan Manuel de la Puente Menendez, notary of Madrid, as Entry No. 1,415 in his official file, Registration No. 845, adapting its charter/bylaws to the new General Law of Corporations in the recorded document made before Mr. Miguel Mestanza Fragero, notary of Madrid, on July 10, 1990, as Entry No. 2,941 in his official file, and, finally, again changing its name to the present name "TELEFONICA, S.A." in the recorded document authorized by Mr. Agustin Sanchez Jara, notary of this capital city, on April 15 in the present year, as entry No. 2,720 in my official file, generating Registration No. 1,359 on the corporation sheet in the Commercial Register.

      The Corporation is REGISTERED in the Commercial Register of Madrid at Corporations Volume No. 308, Folio Page No. 1, Sheet No. M-6164, Registration No. 946.

      He is acting by virtue of a power of attorney - in force according to his affirmation - in his favor conferred in a recorded document authorized by Mr. Agustin Sanchez Jara, notary of this capital city, on May 27, 1998, as Entry No. 3,869 in order of sequence in his official file. I have before me an authorized copy of the said recorded document, and from it I transcribe

                                                2Q1539282

[official, stamped paper, with tax stamp with coat of arms of Spain]

the following particulars, below:

      "IT IS GRANTED

      "That he may put into the form of a notarial documents the resolutions adopted by the Board of Directors of TELEFONICA, S.A. in its meeting held on April 29 of the present year as set forth in the certificate referred to above and incorporated into this set of documents, and, therefore,

      "A power of attorney is severally granted to (omitted) and MR. JOSE MARIA
MAS MILLET, .....(blank)...... and the Secretary, respectively, of the Board of
Directors of TELEFONICA, S.A. in order that, representing said corporation, they may exercise the powers which are set forth in the certificate referred to above and incorporated into this original document, which, having been read by the appearing party himself, are deemed to be reproduced herein for all purposes as if fully set forth, (omitted).

                              "ATTACHED DOCUMENT:

      "I, JOSE MARIA MAS MILLET, GENERAL SECRETARY AND SECRETARY OF THE

BOARD OF DIRECTORS OF "TELEFONICA, S.A.",

      "I HEREBY CERTIFY:

      "That the Board of Directors of TELEFONICA, S.A. (formerly named "Telefonica de Espana, S.A. ["]), in the meeting duly held upon prior notice of meeting therefor in Madrid on April 29, 1998 under the chairmanship of Mr. Juan Villalonga Navarro, Chairman of the Board of Directors, with the personal attendance of the entirety of the members which comprise it, acting as signatory Secretary, did unanimously adopt, among others, the following resolution:

      "To severally empower, in the most ample and effective possible manner under the law, ....(BLANK).... Mr. Jose Maria Mas Millet, (blank) and the
Secretary, respectively, of the Board of Directors in order that any of them, without distinction, in the name of and representing "Telefonica, S.A." (formerly named "Telefonica de Espana, S.A."), may appear in order to found and form business corporations in the form of Single-Shareholder Corporations or with multiple proprietors (with any other partners), whether they be stock corporations, limited corporations, or limited partnerships with shares, with such covenants and conditions as he may deem

                                                2Q1539281

[official, stamped paper, with tax stamp with coat of arms of Spain]

to be appropriate, and therefore he may subscribe corporation stock or shares and to pay in for the subscribed capital in full or in part, even with non-pecuniary contributions, accepting such stock or shares as may be given in payment, and to establish, in agreement with the other partners, if any, the essential characteristics of each corporation, its name, domicile, purpose, capital, form of management and other circumstances thereof, as well as to accept and approve the charter/bylaws thereof, and he may participate in the designation of corporation offices, representing the principal Corporation in the General Meeting of Shareholders or, as the case may be, the Meeting of Partners, held upon the occasion of the formation of such corporations, including the ability to designate for such offices any of the two attorneys-in-fact, as well as, finally, in order to make the recorded document of foundation for each and all of the corporations referred to, as well as to carry out and execute such acts as should be effected for the satisfactory formation and registration thereof in the Commercial Register, being able to sign for such purposes any such private or public documents as may be necessary, including recorded documents or curative, clarifying or corrective documents. ["]

      What has been transcribed faithfully and properly conforms to the document in reference and that omitted has nothing that modifies, alters, contradicts or conditions that copied.

      This power of attorney is pending registration and therefore I, the notary, do make the pertinent admonitions.

      In my opinion, as appearing, he has the legal capacity necessary in order to formalize the present recorded document of INCORPORATION OF A STOCK CORPORATION, and, for such purpose,

      IT IS SET FORTH:

      I. That his principal, the business corporation "TELEFONICA, S.A.", has decided to form a stock corporation in the nature of a Single-Shareholder Corporation and with pecuniary contributions under the name of "TELEFONICA COMUNICACIONES INTERACTIVAS, S.A."

      II. On the basis of that set forth, he proceeds to form

                                                2Q1539280

[official, stamped paper, with tax stamp with coat of arms of Spain]

[illegible rubber-stamped seal]

the mentioned Corporation in accordance with the following

      STIPULATIONS:

      ONE. Incorporation of the Corporation

      The business corporation "TELEFONICA, S.A.", represented herein by Mr. Jose Maria Mas Millet, does found and form a commercial stock corporation, in the nature of a Single-Shareholder Corporation, with the name of "TELEFONICA COMUNICACIONES INTERACTIVAS, S.A." and with its registered office in Madrid (28013) at Gran Via, No. 28, with an unlimited duration, and which shall start up in business operation on the day of its incorporation.

      TWO. Legal System

      The legal system shall be the Legal System Law of Stock Corporations, the Commercial Code and the legal and regulatory provisions which shall be applicable.

      In particular, the charter/bylaws shall govern, as drafted on eight pages of normal paper, and which the appearing party - appearing as set forth, upon the prior reading thereof in this act, understanding the content thereof - consents to and signs at the foot thereof in my presence, and delivers to me, the notary, in order for the official filing thereof, and I so do, attaching them to the end of this set of documents.

      THREE. Capital Stock and Subscription of Shares

      The capital stock is established to be TEN MILLION (10,000,000.00) SPANISH PESETAS, represented by one thousand common, bearer shares with a par value of ten thousand (10,000.00) Spanish pesetas each, comprising a single class and numbered from 1 to 1,000, both inclusive.

      The business corporation "TELEFONICA, S.A.", represented herein by Mr. Jose Maria Mas Millet, proceeds to subscribe the capital of "TELEFONICA COMUNICACIONES INTERACTIVAS, S.A.", fully paying in for the entirety of the mentioned shares by means of its cash contribution of TEN MILLION
(10,000,000.00) SPANISH PESETAS.

      FOUR. Disbursement of Contribution and Verification

      The said subscriber does disburse, in cash, the total amount of the par value of the shares which he has subscribed and it is set forth that the amount of such disbursements, which reaches the entirety of the amount of

                                                2Q1539279

                   (Paper Exclusively for Notarial Documents)

[official, stamped paper, with tax stamp with coat of arms of Spain]

TEN MILLION (10,000,000.00) SPANISH PESETAS, has been deposited into Account No. 2100-2931-92-0200034719 opened at the Branch of "La Caixa" at Paseo de la Castellana, No. 51, in Madrid, in the name of the Corporation being incorporated.

      It is so substantiated by the exhibition and delivery to me, the notary, of a certificate issued by the said banking institution, with is attached to this set of documents and is to form an integral part hereof.

      FIVE. The Directors.

      1. The appearing party, as appearing herein, as the sole, founding partner of the entity, acting as a General Meeting of Shareholders and taking into account that established in the corporation charter/bylaws, decides to commence the management of the Corporation with a Board of Directors composed of six members, which is between the minimum and maximum numbers established in the charter/bylaws.

      2. In addition, he appoints the following persons to be the Directors of the Corporation:

      MR. JUAN PEREA SAENZ DE BURUAGA

      MR. MANUEL ECHANOVE PASQUIN

      MR. GUILLERMO FERNANDEZ VIDAL

      MR. LUIS MARTIN DE BUSTAMENTE VEGA

      MR. ANTONIO VIANA BAPTISTA

      AND MR. HANS [partially legible name extrapolated:] WIJERS.

      They shall hold office for a term of FIVE YEARS commencing from their appointment, without prejudice to the power of the General Meeting of Shareholders to remove them at any time.

      I, the notary, do admonish the appearing party with respect to the prohibition against the holding of offices in this Corporation by persons declared to have conflicts of interest in accordance with Law No. 12/1995 of May 11 and Law No. 14/1995 of April 21 of the Autonomous Community of Madrid.

      SIX. Start-Up of Business

      With respect to the provisions of Article 15 of the General Law of Corporations in its present version, the sole partner has decided to expressly empower the management body designed in order that:

      a) The records and contracts made with third parties by the management body designated prior to the registration of the Corporation and within the

                                                2Q1539278

                   (Paper Exclusively for Notarial Documents)

[official, stamped paper, with tax stamp with coat of arms of Spain]

scope of the powers under the charter/bylaws are automatically accepted and assumed by the Corporation by virtue of the mere act of the registration of the Corporation in the Commercial Register.

      b) It may effect such records and contracts as the progress of the business of the corporation constituting its corporation purpose may make necessary or simply useful, especially for internal and organizational arrangement, such as the granting, modification and revocation of all manner of powers.

      SEVEN. Auditors

      The appearing party, as appearing herein, declares that the eventualities which the law establishes for the designation of Auditors of Account do not apply to the Corporation formed hereby.

      EIGHT. Name of the Corporation

      The name adopted by the Corporation formed hereby does not appear in use by any other, as assured by the appearing party, which fact he substantiates to me with the pertinent certificate from the Central Commercial Register which he delivers to me and which I attach to this set of documents in order to document it and for its insertion in the copies hereof.

      NINE. Incorporation Expenses

      The total amount of the expenses incurred in the incorporation of the Corporation is estimated at the figure of THREE HUNDRED THOUSAND SPANISH PESETAS.

      TEN. Mr. Jose Maria Mas Millet, as appearing, requests the inclusion of the Corporation formed hereby in the present fiscal year of 1998 in the 24/90 Consolidated Tax Group, of which the dominant corporation is "Telefonica, S.A.", thus adopting the Special Tax System of Corporation Groups in accordance with that established in Law No. 43/1995 of December 27 on the Tax on Corporations.

      He also requests that the said Corporation incorporated hereby remain under the Special Tax System of Corporation Groups, within the mentioned Group 24/90, of which the dominant corporation is "Telefonica, S.A.", during fiscal years 1999, 2000 and 2001, in accordance with that established in Law No. 43/1995 of December 27 on the Tax

                                                2Q1539277

[official, stamped paper, with tax stamp with coat of arms of Spain]

[illegible rubber-stamped seal]

on Corporations.

      ELEVEN. Request for Registration

      The appearing party requests from the Registrar of the Commercial Register that the pertinent entries be made. He expressly requests the partial registration of the present recorded document in the event that the examiner finds defects which affect a portion of the document but do not prevent the registration of the remainder of it. With express reservation by the applicant of such remedies as may apply under the law.

      GRANTING AND AUTHORIZATION:

      I make the reservations and admonitions under the law. In particular, and for tax purposes, I admonish as to the tax obligations and liabilities which are incumbent upon the parties in terms of substance, form and penalties, as well as the terms and application of assets for the payment of tax, and the consequences of all natures which may derive from inaccuracy in the returns therefor.

      Upon the reading of this recorded document aloud by me, the notary, the appearing party, by his choice, gave his consent to the content hereof, and has signed it, as do I.

      As to all of which, given that I know the appearing party, and as to the rest of the content of this public document, issued in the form of seven folio sheets of Series 2Q, numbered 1,517,616 and the six previous ones in sequential order, I, the notary, do so attest.

      There is a signature of the appearing party:

      Mr. Jose Maria Mas Millet

      Initialed.

      Signed:

      Jose A. Escartin

      Initialed.

      And sealed.

                              ATTACHED DOCUMENTS:

                                                2Q1539276

[official, stamped paper, with tax stamp with coat of arms of Spain]

[illegible rubber-stamped seal]

[marginal signature]

                        CHARTER/BYLAWS OF THE CORPORATION
                  TELEFONICA COMUNICACIONES INTERACTIVAS, S.A.,
                        A SINGLE-SHAREHOLDER CORPORATION

CHAPTER ONE - NAME, PURPOSE, DOMICILE AND DURATION

Article 1. The Corporation is to be named "TELEFONICA COMUNICACIONES INTERACTIVAS, S.A.", a Single-Shareholder Corporation. It shall be governed by the present charter/bylaws and, with respect to that not determined and provided for therein, by the General Law of Corporations and such other provisions of law as may be applicable to it.

Article 2. The Corporation has the purpose of providing and operating telecommunications services, both domestic and international, and performing services related to the production of content for on-line access and interactive services, as well as providing and operating communications and information technologies and services, both present and future, in all events subject to the provisions of law applicable to the subject matter and upon prior receipt, as the case may be, of such administrative licenses or authorizations, or those of some other type, as may be necessary.

      The Corporation may also carry out the design, development, manufacture and marketing of supplementary systems and equipment for the operation of such communications and the providing of services for the coordination and management of projects, installation, maintenance, operation, management, administration, consulting and marketing of communications systems.

      All of the activities which comprise the corporation purpose may be carried out both in Spain as well as abroad and the Corporation may effect them itself or to take an interest in the activities of other corporations with a similar purpose, the founding or creation of which it may promote or in the equity of which it may take a holding.

Article 3. The corporation place of business is established in Madrid at Gran Via No. 28.

      The Board of Directors of the Corporation may decide to establish branch offices, agency offices and dealerships both in Spain as well as abroad, subject to the legal prerequisites in each case, and may also decide to eliminate or move them.

      In addition, the Board of Directors may decide as to a move of the corporation domicile within the same municipal boundary.

Article 4. The duration of the Corporation shall be unlimited. It shall start up in business on the date of the formalization of the recorded document of foundation.

CHAPTER TWO - CAPITAL STOCK AND SHARES

Article 6. The capital stock is 10,000,000 Spanish pesetas and it is fully subscribed and paid in.

[marginal signature]

      In general, and unless otherwise provided by the resolution for an increase in capital and for the issuance of new shares adopted by the General Meeting of Shareholders, the Board of Directors is empowered to make decisions as to the form and the dates when the appropriate disbursements of contributions are to be made when assessments exist, and they shall be paid in cash.

Article 6. The capital of the Corporation is divided into one thousand shares numbered from 1 to 1,000, both inclusive, with a par value of ten thousand Spanish pesetas each and comprising a single class and series.

      All of the shares are to be represented by certificates, and are to be in bearer form.

      In the event that, in the future, the Corporation issues shares represented by account entries, or the present shares become represented by such system, the rules of the Securities Exchange Act and of the General Law of Corporations itself shall apply.

      The certificates of shares, when the shares are decided to be so represented, shall be numbered in sequence and shall contain, at the minimum, the legends required by the law. They shall bear the signature of at least one Director, which signature may also be printed or reproduced by mechanical means in accordance with the legal prerequisites established for such purpose.

      The Corporation may issue provisional vouchers and multiple certificates under the conditions and in accordance with the prerequisites established by the law.

      All of the shares shall confer to the legitimate holders thereof the status of shareholder and shall attribute to them those rights which are recognized by the law and by the charter/bylaws. This notwithstanding, the Corporation may issue shares without the right to vote under the conditions and in adherence to the limitations and prerequisites established by the law.

CHAPTER THREE - CORPORATION BODIES

Article 7. The corporation bodies are the General Meeting of Shareholders, as the supreme deliberative body, where corporations decisions shall be made by a majority on the matters within its scope, and the Board of Directors, to which shall pertain the management, administration and representation of the Corporation with such powers as may be attributed thereto by the law and by the present charter/bylaws.

Article 8. The lawful shareholders, duly convening in a General Meeting of Shareholders, shall decide by a majority on the matters within the scope thereof.

      All of the partners, including those in dissent and those not participating in the meeting, shall be subject to the resolutions of the General Meeting of Shareholders, without prejudice to the right to challenge those pertaining to any shareholder in the cases and according to the prerequisites provided for by the law.

Article 9. The General Meetings of Shareholders may be regular or special and they shall have to be called by the Board of Directors of the Corporation.

      The regular General Meeting of Shareholders, upon prior notice of meeting for such purpose, shall be necessarily held within the first six months of each fiscal year in order to assess the corporation management, to approve, as the case may be, the accounts of the previous fiscal year, and to decide as to the application of the profits according to the balance sheet approved.

      Any General Meeting of Shareholders which is not envisioned in the preceding paragraph shall have the status of

                                                2Q1539272

[official, stamped paper, with tax stamp with coat of arms of Spain]

[illegible rubber-stamped seal]

[marginal signature]

a special General Meeting of Shareholders and it shall have to be held whenever the Board of Directors may deem appropriate in the interests of the Corporation and, in any event, if so requested by such number of partners as hold at least 5 percent of the capital stock, setting forth in the request those matters which are to be deliberated upon in the meeting. In the latter case the Meeting must be called to be held within thirty days subsequent to the date when the Board of Directors was requested to call it, and the agenda of meeting must include, at the least, the matters which have been the subject matter of the request.

Article 10. The General Meetings of Shareholders, both regular and special, must be called by means of a notice published in the Official Bulletin of the Commercial Register and in at least one of the daily periodicals of general circulation in the province where the corporation has its domicile, at least fifteen days in advance of the date indicated for the meeting on first call, and the notice must set forth all of the matters which are to be deliberated upon. It may also set forth the date when, if appropriate, the meeting is to be held on second call, and a term of at least twenty-four hours must intervene between the two meetings.

      In the General Meetings of Shareholders, both regular and special , no matters further than those clearly indicated in the notice of meeting shall be deliberated upon, with the exception of that provided for in Articles 131 and 134 of the General Law of Corporations.

      That provided for in the previous paragraphs notwithstanding, a General Meeting of Shareholders may be held and any matter may be deliberated upon therein without the need for a prior notice of meeting if all of the capital stock is in attendance and those present unanimously accept that the meeting be held.

Article 11. The General Meetings of Shareholders, both regular and special , shall be validly convened on first call when the shareholders present or represented possess at least 25 percent of the subscribed capital with the right to vote. On second call the convening of the meeting shall be valid whatever the capital may be attending the meeting.

      That set forth in the previous paragraph notwithstanding, in order for a regular or special General Meeting of Shareholders to be able to validly decide to issue obligations, an increase or reduction in capital, a change in corporation form, a merger/consolidation, a spin-off, a dissolution of the Corporation for the reason set forth in Point No. 1 in Article 260 of the Amended General Law of Corporations and, in general, any modification of the charter/bylaws, there shall have to be present therein, on first call, shareholders in attendance or represented by proxy possessing at least 50 percent of the subscribed capital stock with the right to vote, and on second call it shall be sufficient to have the attendance of 25 percent of such capital. When shareholders are in attendance representing less than 50 percent of the subscribed capital stock with the right to vote the resolutions referred to in this paragraph shall only be able to be adopted validly with the favorable vote of two thirds of the capital present or represented by proxy in the meeting.

Article 12. Any shareholder who has deposited his shares at the corporation domicile at least five days in advance of the day when the meeting of shareholders is to be held, or who substantiates, by means of the pertinent certification setting forth the name, that he has deposited them with any banking institution or entity authorized for the depositing of securities in Spain, may personally attend the General Meetings of Shareholders or have himself represented therein by another person, even if not a shareholder.

      For such purpose he shall request and obtain from the Corporation, at any time subsequent to the publication of the notice of meeting and up to the commencement of the meeting of shareholders, the pertinent admittance ticket.

      The Directors must attend the General Meetings of Shareholders.

[marginal signature]

Managers, executives, authorized representatives, technical specialists and other persons who, in the opinion of the Chairman of the Meeting, should be present at the meeting due to having an interest in the good progress of the business of the corporation may also attend. The Chairman of the Meeting may also in principle authorize the attendance of any other person he may deem to be appropriate, but the meeting may revoke such latter authorization.

Article 13. The Chairman of the Board of Directors shall be the Chairman of the General Meeting of Shareholders. The Chairman shall be assisted by a Secretary, who shall be the Secretary of the Board of Directors.

      Prior to the consideration of the agenda of meeting a list shall be made of those in attendance in the manner and with the prerequisites mandated by the law.

      The Chairman shall direct the deliberations, granting the floor, in strict order, to all such shareholders who have so requested in writing, and then to those who so request verbally.

      Each one of the points which form part of the agenda of meeting shall be subjected to a separate vote. The resolutions shall be adopted by a majority of the shares present or represented by proxy in the meeting except in the case referred to in the last indent of the last paragraph of Article 11 of the present charter/bylaws, where the favorable vote of two thirds of the capital present or represented by proxy in the meeting shall be required.

      Each share of the same par value shall confer the right to one vote and in the case of shares of a different par value the principle of proportionality between the par value of the shares and the right to vote shall always be adhered to.

Article 14. The deliberations and resolutions of the General Meetings of Shareholders, both regular and special, shall be set forth in minutes made or transcribed in a Book of Minutes and they shall be signed by the Secretary with the approval of the Chairman, or by such persons as may have acted as such in the meeting involved. The minutes may be approved by the meeting itself as a continuation of the holding of the meeting or, in the absence thereof, within a term of fifteen days, by the Chairman and two examiners, one appointed by the majority and the other by the minority.

      Upon their own initiative, the Directors, if they may so decide, and necessarily, when it has been so requested formally in writing five days in advance of the day envisioned for the holding of the meeting on first call by shareholders representing at least 1 percent of the capital stock, shall require the presence of a notary to make the minutes of the meeting, and the Corporation shall bear the cost of the fees of the notary selected. The notarial record shall be deemed to be the minutes of the meeting.

Article 15. The management, administration and representation of the Corporation, before the courts and otherwise, and all of the acts included in the corporation purpose shall pertain to the Board of Directors, which shall act in a collegial fashion, without prejudice to such delegations and powers of attorney it may confer.

Article 16. The Board of Directors shall be integrated by a number of Directors not less than three nor more than eleven members.

      The determination of the actual number of Directors to integrate the Board at any given time shall pertain to the General Meeting of Shareholders, provided that it is between the minimum and maximum referred to in this article.

      Those persons covered by any legal prohibition shall not be able to be appointed as Directors, especially persons covered by the incompatibilities established in State Law

                                                2Q1539271

[official, stamped paper, with tax stamp with coat of arms of Spain]

[marginal signature]

No. 12/95 of May 11 and in Law No. 14/95 of April 21, of the Assembly of the Autonomous Community of Madrid.

      For the election of the members of the Board of Directors the provisions contained in Article 123, et seq., of the Amended General Law of Corporations and the supplementary rules shall apply.

      In order to be elected as a member of the Board of Directors it shall not be required that one be a shareholder except in the case of provisional appointment by co-option effected by the Board of Directors itself, in accordance with that provided for in Article 138 of the said amended law.

Article 17. The Directors shall be appointed for a term of five years but they may be reelected by the meeting of shareholders one or more times for periods of equal duration.

      The removal of the Directors may be decided at any time by the General Meeting of Shareholders.

Article 18. The Board of Directors shall meet when so required in the interest of the Corporation, and necessarily within the first three months of each fiscal year in order to formulate the accounts for the previous fiscal year and the management report, as well as whenever it must call a General Meeting of Shareholders, unless the latter is a universal meeting.

      It shall be called to meet by the Chairman or by such person as may substitute for him, upon his own initiative, and necessarily in those cases referred to in the previous paragraph, or whenever so requested by at least one third of the Directors in office.

      The meetings of the Board of Directors shall be chaired by the Chairman thereof. In the absence of the Chairman he shall be substituted by one of the Vice Chairmen and, in the absence of both, the eldest Director. If the Secretary is not in attendance he shall be substituted by the Vice Secretary and, in the absence of the latter, the youngest full member from among those attending the respective meeting.

      The Board of Directors shall be deemed to be validly convened when the meeting is attended, by those present or represented by proxy, by one half plus one of its members. If the number thereof is odd, the Board of Directors shall be deemed to be validly convened when the meeting is attended, by those present or represented by proxy, by a number greater than those absent. Any Director may confer a proxy to another Director in writing expressly for the meeting involved.

      The deliberations and debates within the Board of Directors shall take place separately with respect to the various points contained in the agenda of meeting established in advance or approved by the meeting itself, and they shall be moderated by the Chairman, who shall grant the floor successively to such Directors as may desire to take the floor. The proposals for resolutions may be submitted in writing, or verbally during the course of the meeting. Each one of the proposals on the points included in the agenda of meeting shall be subjected to separate voting.

      In order to adopt resolutions it shall be necessary to have the favorable vote of an absolute majority of the Directors in attendance at the session, except in the case of the permanent delegation of any power of the Board of Directors to the Executive Committee or to the Managing Director and the designation of those Directors who are to hold such offices, where it shall be necessary to have the favorable vote of two thirds of the members of the Board of Directors.

      Voting in writing and without a session shall only be allowed when no Director opposes such procedure.

      The discussions and resolutions of the Board of Directors shall be set forth in a Book of Minutes, which may be the same as that referred to in Article 14, and each of the minutes shall be signed by the Secretary with the approval


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

[marginal signature]

of the Chairman, or by such persons as may have substituted for them in the meeting to which the minutes refer. In the cases of voting in writing and without a session the resolutions adopted and the votes cast in writing shall also be set forth in the Book of Minutes.

Article 19. The Board of Directors shall have the most ample possible powers to manage, administrate and represent the Corporation, before the courts and otherwise, in all acts covered by the corporation purpose as defined in the present charter/bylaws.

      Therefore, the following powers, among others, shall pertain to the Board of Directors, listed here merely as examples:

a) To designate, from among its members, a Chairman and one or more Vice Chairmen. It shall also designate a Secretary and it may designate a Vice Secretary, none of whom need necessarily be a Director.

b) To decide as to the notice of meeting for meetings of shareholders, both regular and special , as and when appropriate, in accordance with the law and the present charter/bylaws, drafting the agenda of meeting and formulating such proposals as may be appropriate according to the nature of the meeting of shareholders which is being called.

c) To represent the Corporation in all judicial and administrative acts and matters, both commercial and criminal, before the government administration and government corporations of all types, as well as before any court (ordinary, administrative, special, labor, etc.) and at any jurisdictional level, bringing all manner of actions which may pertain to the defense of its rights, before the courts or otherwise, giving and granting the appropriate powers to agents and appointing attorneys to represent and defend the Corporation before such courts and agencies.

d) To direct and to manage the corporation business, attending to the operation thereof in an constant manner. For this purpose it shall establish the rules of governance and the system for the administration and operation of the Corporation, organizing and making rules for the technical and administrative offices thereof.

e) To enter into all manner of contracts covering all manner of property or rights under such covenants and conditions as it may deem to be appropriate and to create and discharge mortgages and other encumbrances or liens on the property of the Corporation, as well as to waive all manner of privileges or rights, by means of a payment or without it.

      It shall also be able to decide as to the holding by the Corporation of equity in other corporations or enterprises.

f) To be the signatory for and to act in the name of the Corporation in all manner of banking transactions, opening and closing checking accounts, disposing of them, participating in letters of exchange, promissory notes and other commercial paper as issuer, accepting party, guarantor, endorser, endorsee or holder thereof, as well as obtaining loans and credits, with or without security, and discharging them, and making transfers of funds, incomes, credits or securities, using any method of money transfer or movement, and approving balances of account and receipts in discharge, making and withdrawing deposits or bonds, setting off accounts, formalizing currency exchanges, etc., all of which may be effected both with the Bank of Spain and official banks as well as with private banking institutions and any administrative agencies.

g) To appoint, to assign and to discharge any of the personnel of the Corporation, establishing their


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

                                                2Q1539270

[official, stamped paper, with tax stamp with coat of arms of Spain]

[illegible rubber-stamped seal]

[marginal signature]

      powers and duties and determining such salaries, wages and bonuses as may be appropriate.

h) To designate from within it an Executive Committee or one or more Managing Directors and to delegate to them, in accordance with the law, such powers as it may deem to be appropriate, always indicating in the resolution of designation the system for the activity of such Executive Committee as it may appoint, or for the Managing Directors, both with respect to their relations with the Board of Directors as well as among the members thereof. It shall also be able to confer powers of attorney to any persons, with or without the power of substitution, and to revoke those granted previously.

i) To make rules for its own functioning with respect to all of that not specially provided for by the law or by the present charter/bylaws.

j) To decide such questions as may arise as to the interpretation of the charter/bylaws, reporting thereon to the first General Meeting of Shareholders held.

k) To decide as to the distribution of dividends on account in adherence to the conditions established legally.

      In any event, those powers which legally pertain to the General Meeting of Shareholders are excepted.

Article 20. The compensation of the Directors shall consist of a fixed, monthly payment, the amount of which shall be decided upon by the General Meeting of Shareholders for each year or with validity for such fiscal years as the meeting of shareholders itself may establish, and the compensation may differ from Director to Director.

CHAPTER FOUR - THE FISCAL YEAR, ACCOUNTING DOCUMENTS AND DISTRIBUTION OF THE PROFITS

Article 21. The fiscal year shall commence on January 1 and shall terminate on December 31 of each calendar year.

      By way of exception, the first fiscal year shall commence at the time of the formation of the Corporation and shall terminate on December 31 of the same year.

Article 22. Within a maximum term of three months commencing from the close of each fiscal year the Board of Directors must formulate the annual accounts, which are to include the balance sheet, the income statement and report, the management report and the proposal for the application of the profits, as well as, as the case may be, the consolidated management report and accounts, in accordance with the criteria of valuation and with the structure mandated by the statutory law in force.

      These documents, which must be signed by all of the Directors with express indication of the reason justifying the omission of the signature of any of them, shall be submitted, in turn, for the review of an auditor or auditors of accounts, appointed in the manner, for the terms and with the functions provided for in the law, for verifying the annual accounts. The General Meeting of Shareholders, upon appointing the person or persons who are to perform the auditing, shall determine the number thereof and the period of time during which they shall hold office.

Article 23. Once the annual accounts are approved, in turn, by the General Meeting of Shareholders, they shall be submitted for their filing, with the certificate of the resolutions of the meeting of shareholders, in the


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

Commercial Register of the corporation domicile in the form and term and in accordance with the provisions of the General Law of Corporations and the Regulations of the Commercial Register.

Article 24. The General Meeting of Shareholders shall decide with respect to the application of the profits of the fiscal year according to the balance sheet approved.

      Once the applications provided for by the law or the present charter/bylaws are covered, dividends shall only be able to be distributed against the profits of the fiscal year or against freely disposable reserves if the book value of the net worth does not become, as a result of the distribution, lower than the capital stock.

      The distribution of dividends to the common shareholders shall be carried out in proportion to the capital which they have contributed.

CHAPTER FIVE - DISSOLUTION AND LIQUIDATION OF THE CORPORATION

Article 25. The Corporation shall be dissolved in those cases and with those prerequisites established by the law.

Article 26. The General Meeting of Shareholders which decides as to the dissolution of the Corporation shall also appoint the receivers, who, as the case may be, may be the previous members of the Board of Directors.

      The number of receivers shall always be odd. In cases where the meeting of shareholders decides to appoint the former Directors as receivers and their number had been even, the General Meeting of Shareholders shall also decide which Director shall not be appointed to be a receiver.

      Without prejudice to that provided for in the preceding paragraph, such shareholders as represent at least one twentieth of the capital stock and, as the case may be, the representative or representatives of the bondholders may apply to the judge of primary jurisdiction for the corporation domicile for the designation of an administrator with the prerequisites and powers established by the law.

Article 27. In the liquidation of the Corporation, the rules established in the law and those which, supplementing them but not contradicting them, may have been decided, as the case may be, by the General Meeting of Shareholders which has adopted the resolution to dissolve the Corporation shall be adhered to.

      s/


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